Exhibit 99.1

For more information, please contact:

Sonus Investor Relations:	Sonus Media Relations:
David Roy / Karin Cellupica	Lucy Millington
978-614-8353 / 978-614-8615	978-614-8240
droy@sonusnet.com	lmillington@sonusnet.com
kcellupica@sonusnet.com

SONUS NETWORKS REPORTS

2008 FOURTH QUARTER AND FULL YEAR RESULTS

Results Include $87.3 Million Non-cash Charge for Deferred Tax Valuation Allowance

Westford, MA, February 26, 2009 — Sonus Networks, Inc. (Nasdaq: SONS), a market leader in IP communications infrastructure, today announced results for the fourth quarter and full year ended December 31, 2008.

Revenue from continuing operations for the fourth quarter of fiscal 2008 was $89.5 million, compared to $62.2 million in the third quarter of fiscal 2008 and $97.1 million for the fourth quarter of fiscal 2007.  The Company’s loss from continuing operations on a GAAP basis was $99.0 million, or $0.37 per share, for the fourth quarter of 2008, compared to a loss from continuing operations of $19.0 million, or $0.07 per share, for the third quarter of 2008, and income from continuing operations of $14.7 million, or $0.05 per share, for the fourth quarter of 2007.

Revenue from continuing operations for the full year 2008 was $313.1 million, compared to $319.4 million last year, a decrease of $6.3 million year over year.  The Company’s loss from continuing operations on a GAAP basis was $113.6 million, or $0.42 per share, compared to a loss from continuing operations of $22.6 million, or $0.09 per share, in fiscal 2007.

Included in both the fourth quarter and full year 2008 results is an $87.3 million non-cash charge related to an increase in the Company’s valuation allowance against its deferred tax asset.

“We continue to make progress on aligning the business to our market opportunity,” said Richard Nottenburg, president and chief executive officer of Sonus Networks. “We are focusing our investments on delivering products and services which enhance the value proposition we bring to customers, and we believe the actions we are taking will further strengthen our competitive position for the time when the economic recovery commences and we return to growth mode.”

Conference Call Details:

Sonus Networks will host a conference call for analysts and investors to discuss its fourth quarter and full year 2008 results today at 10:00 a.m. ET.

To listen via telephone:

Dial-in number: 800-891-3448
International Callers: +1 212-231-2902

To listen via the Internet:

Sonus will host a live webcast of the conference call.  To access the webcast, visit www.sonusnet.com, Corporate, Investor Relations.

-ends-

About Sonus Networks

Sonus Networks, Inc. is a market leader in IP communications infrastructure for wireline and wireless service providers. With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services. Sonus’ voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Westford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.  Risk factors include among others: the unpredictability of our quarterly financial results; risks and uncertainties associated with the Company’s previous restatement of its historical stock option granting practices and accounting including regulatory actions; actions that may be taken by significant shareholders; risks associated with our international expansion; and the impact the current global financial market conditions may have on the telecommunications industry. Any forward-looking statements represent Sonus’ views only as of today and should not be relied upon as representing Sonus’ views as of any subsequent date.  While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.

Sonus is a registered trademark of Sonus Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

2

SONUS NETWORKS, INC.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2008	2008	2007
Revenue:
Product	$53,642	$36,710	$67,361
Service	35,902	25,474	29,734
Total revenue	89,544	62,184	97,095

Cost of revenue:
Product	27,605	11,600	29,286
Service	22,023	11,396	10,003
Total cost of revenue	49,628	22,996	39,289

Gross profit	39,916	39,188	57,806

Gross profit %
Product	48.5%	68.4%	56.5%
Service	38.7%	55.3%	66.4%
Total gross profit%	44.6%	63.0%	59.5%

Operating expenses:
Research and development	15,780	17,885	16,826
Sales and marketing	18,737	17,169	17,914
General and administrative	17,309	21,507	14,250
Litigation settlements, net of insurance recovery	—	19,100	(15,328)
Impairment of intangible assets	2,727	—	—
Restructuring	702	—	—
Total operating expenses	55,255	75,661	33,662

Income (loss) from operations	(15,339)	(36,473)	24,144
Interest expense	(34)	(204)	(44)
Interest income	2,546	2,897	4,771
Other income (expense)	(29)	2	(20)

Income (loss) from continuing operations before income taxes	(12,856)	(33,778)	28,851
Income tax benefit (provision)	(86,126)	14,759	(14,152)

Income (loss) from continuing operations	(98,982)	(19,019)	14,699
Loss from discontinued operations, net of tax	(183)	(563)	(610)
Loss on disposal of discontinued operations, net of tax	(741)	—	—

Net income (loss)	$(99,906)	$(19,582)	$14,089

Earnings (loss) per share:
Basic
Continuing operations	$(0.37)	$(0.07)	$0.05
Discontinued operations	—	—	—
	$(0.37)	$(0.07)	$0.05

Diluted
Continuing operations	$(0.37)	$(0.07)	$0.05
Discontinued operations	—	—	—
	$(0.37)	$(0.07)	$0.05

Shares used to compute earnings (loss) per share:
Basic	272,536	271,619	269,126
Diluted	272,536	271,619	279,798

SONUS NETWORKS, INC.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Year ended
	December 31,
	2008	2007
Revenue:
Product	$203,387	$225,644
Service	109,758	93,771
Total revenue	313,145	319,415

Cost of revenue:
Product	74,168	90,947
Service	55,704	37,424
Total cost of revenue	129,872	128,371

Gross profit	183,273	191,044

Gross profit %
Product	63.5%	59.7%
Service	49.2%	60.1%
Total gross profit%	58.5%	59.8%

Operating expenses:
Research and development	72,223	78,652
Sales and marketing	73,499	81,358
General and administrative	61,739	56,566
Litigation settlements, net of insurance recovery	19,100	24,672
Impairment of intangible assets	2,727	—
Restructuring	702	—
Total operating expenses	229,990	241,248

Loss from operations	(46,717)	(50,204)
Interest expense	(291)	(164)
Interest income	12,643	18,393
Other income	358	1,068

Loss from continuing operations before income taxes	(34,007)	(30,907)
Income tax benefit (provision)	(79,557)	8,356

Loss from continuing operations	(113,564)	(22,551)
Loss from discontinued operations, net of tax	(4,491)	(1,086)
Loss on disposal of discontinued operations, net of tax	(741)	—

Net loss	$(118,796)	$(23,637)

Loss per share:
Basic
Continuing operations	$(0.42)	$(0.09)
Discontinued operations	(0.02)	—
	$(0.44)	$(0.09)

Diluted
Continuing operations	$(0.42)	$(0.09)
Discontinued operations	(0.02)	—
	$(0.44)	$(0.09)

Shares used to compute loss per share:
Basic	271,477	262,924
Diluted	271,477	262,924

SONUS NETWORKS, INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$122,207	$118,933
Marketable securities	180,786	207,088
Accounts receivable, net	75,788	84,951
Inventory, net	22,553	45,560
Deferred income taxes	111	30,683
Litigation settlement escrow	—	25,000
Insurance receivable - litigation settlement	—	15,328
Other current assets	14,937	18,842
Total current assets	416,382	546,385

Property and equipment, net	17,852	18,459
Intangible assets, net	568	2,607
Goodwill	5,025	8,397
Investments	84,965	66,568
Deferred income taxes	1,611	49,296
Other assets	9,182	2,338
	$535,585	$694,050

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,200	$17,379
Accrued expenses	28,231	39,980
Accrued litigation settlements	9,600	40,000
Current portion of deferred revenue	40,962	82,743
Current portion of long-term liabilities	1,301	1,079
Total current liabilities	89,294	181,181

Deferred revenue	37,991	16,462
Deferred income taxes	—	760
Long-term liabilities	1,865	2,061
Total liabilities	129,150	200,464

Commitments and contingencies

Stockholders equity:
Common stock	275	273
Additional paid-in capital	1,269,790	1,244,232
Accumulated deficit	(870,716)	(751,920)
Accumulated other comprehensive income	7,353	1,268
Treasury stock	(267)	(267)
Total stockholders’ equity	406,435	493,586
	$535,585	$694,050

SONUS NETWORKS, INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year ended
	December 31,
	2008	2007
Cash flows from operating activities:
Net loss	$(118,796)	$(23,637)
Adjustments to reconcile net loss to cash flows provided by (used in) operating activities:
Depreciation and amortization of property and equipment	11,661	13,259
Amortization of intangible assets	1,155	428
Impairment of intangible assets and goodwill	6,357	—
Impairment of marketable equity securities	92	—
Stock-based compensation	22,830	41,948
Loss on disposal of property and equipment	325	135
Deferred income taxes	78,094	(4,798)
Decrease in fair value of modified stock options held by former employees	—	(1,068)
Changes in operating assets and liabilities:
Accounts receivable	10,010	(13,966)
Inventory	19,333	(2,829)
Insurance receivable - litigation settlement	15,328	(15,328)
Other operating assets	9,814	(3,819)
Accounts payable	(9,167)	(1,427)
Accrued expenses and deferred rent	(13,769)	(1,131)
Litigation settlement liability	(30,400)	40,000
Deferred revenue	(19,602)	4,481
Net cash provided by (used in) operating activities	(16,735)	32,248

Cash flows from investing activities:
Purchases of property and equipment	(9,709)	(11,669)
Business acquisitions, net of cash acquired	(4,909)	(8,846)
Purchases of available-for-sale marketable securities	(246,251)	(85,620)
Sale/maturities of available-for-sale marketable securities	250,052	90,333
Purchases of held-to-maturity marketable securities	(123,851)	(318,286)
Maturities of held-to-maturity marketable securities	128,215	356,590
Decrease in litigation settlement escrow	25,000	(25,000)
Decrease in restricted cash	—	341
Net cash provided by (used in) investing activities	18,547	(2,157)

Cash flows from financing activities:
Sale of common stock in connection with employee stock purchase plan	3,755	5,613
Proceeds from exercise of stock options	437	39,548
Repayment of notes payable to Zynetix Limited former shareholders	—	(335)
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(1,510)	(399)
Principal payments of capital lease obligations	(175)	(527)
Net cash provided by financing activities	2,507	43,900

Effect of exchange rate changes on cash and cash equivalents	(1,045)	736

Net increase in cash and cash equivalents	3,274	74,727
Cash and cash equivalents, beginning of period	118,933	44,206
Cash and cash equivalents, end of period	$122,207	$118,933

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation, stock option review costs, amortization of intangible assets, a change in estimate of a loss contingency related to an employment tax audit, 409A excise tax adjustments, the Zynetix earnout settlement and stock-based compensation-related expense included in the Company’s Consolidated Statements of Operations and the line items in which these amounts are reported. Additional information regarding these items is available in the Investor Relations section of our Corporate page at http://www.sonusnet.com. The information contained on our website or that can be accessed through our website should not be considered to be part of, or incorporated into, this press release.

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,
	2008	2008	2007	2008	2007
Stock-based compensation
Cost of revenue - product	$125	$152	$247	$628	$831
Cost of revenue - service	387	426	723	2,415	3,593
Cost of revenue	512	578	970	3,043	4,424

Research and development expense	996	1,018	2,163	7,046	15,906
Sales and marketing expense	1,279	636	1,384	4,797	14,072
General and administrative expense	2,319	2,223	2,269	7,768	7,410
Operating expense	4,594	3,877	5,816	19,611	37,388

Total stock-based compensation	$5,106	$4,455	$6,786	$22,654	$41,812

Stock option review costs
General and administrative expense	$—	$—	$817	$—	$9,918

Amortization of intangible assets
Cost of revenue - product	$279	$263	$49	$852	$147
Sales and marketing expense	52	55	—	169	—
Total amortization of intangible assets	$331	$318	$49	$1,021	$147

Change in estimate - reduction of loss contingency related to employment tax audit (1)
Cost of revenue - product	$(1)	$—	$—	$(8)	$—

Research and development expense	(1)	—	—	(52)	—
Sales and marketing expense	(3)	—	—	(99)	—
General and administrative expense	(117)	—	—	(504)	—
Operating expense	(121)	—	—	(655)	—

Interest income (expense)	71	—	—	71	—

Other income (expense)	—	—	—	379	—

Total change in estimate - reduction of loss contingency related to employment tax audit	$(193)	$—	$—	$(1,113)	$—

409A excise tax adjustments (2)
Cost of revenue - product	$—	$—	$—	$—	$29

Research and development expense	—	—	48	—	290
Sales and marketing expense	—	—	10	—	102
General and administrative expense	—	—	3	—	15
Operating expense	—	—	61	—	407

Total 409A excise tax adjustments	$—	$—	$61	$—	$436

Earnout settlement - Zynetix (3)
General and administrative expense	$(334)	$1,685	$—	$1,351	$—

Stock-based compensation-related expense (4)
Other income (expense), net	$—	$—	$(20)	$—	$1,068

(1)

Change in estimate resulting in a reduction of the loss contingency related to the settlement of an employment tax audit by the Internal Revenue Service that had resulted from the stock option review and subsequent restatement.

(2)	Expense for reimbursing former employees the 409A tax on remeasured options and the income tax related to this reimbursement.
(3)	Expense for the settlement of the earnout agreement with the former owners of Zynetix.
(4)

Expense for stock options modified and subsequently treated as derivative instruments, which are marked to market at each interim reporting date, resulting from the stock option review and subsequent restatement.